SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2006

FORTUNE OIL & GAS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-51484	88-0393369
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305-1676 Martin Drive
White Rock, British Columbia
Canada, V4A 6E7
(Address of Principal Executive Offices)

604-531-0385
(Issuer Telephone number)

This Form 8-K and other reports filed by Fortune Oil & Gas, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item  8.01 Other Events

The Company and its subsidiaries Fortune Ship Management Ltd. and Indo-Pacific Resources (JAVA) Ltd. were named as defendants and counterclaimants in an action brought before the United States District Court for the Southern District of New York captioned National Oil Well Maintenance Co. and Enterprise Trading Limited v. Fortune Oil and Gas, Inc., Fortune Ship Management Ltd. and Indo-Pacific Resources (JAVA) Ltd., Case No 02 CV. 7666 (LBS).  The case was filed September 20, 2002. In this action, Plaintiffs National Oil Well Maintenance (“NOWMCO”) and Enterprise Trading Limited (“Enterprise”) sought to enforce promissory notes given by the Company in the approximate amount of $4,200,000 plus attorneys’ fees and interest.  Plaintiffs also sought to retain possession of a storage tanker that had been repossessed by Plaintiffs from the Company.

On December 2, 2002 the Company counterclaimed against NOWMCO and Enterprise alleging breach of contract for remediation work on the Camar Field oil wells and fraudulent and negligent misrepresentation as to the qualifications and skills of NOWMCO and Enterprise. The counterclaim asked for damages plus attorneys’ fees and interest.

On January 6, 2006, the parties to the litigation reached a settlement agreement (the “Settlement Agreement”) which provides, among other things, that (i) the Company shall issue to Enterprise a promissory note in the principal amount of $2,860,000 (the “Note”) and (ii) NOWMCO shall be obligated to offer and perform certain remediation services valued at $7,000,000, where such services when performed shall be charged at a 20% discount to NOWMCO’s then retail price list for such services (the “Services”).

The payment terms of the Note include payment of interest beginning one year after the issuance of the Note, and payment of principal in two equal installments on the second and third anniversaries of the issuance of the Note. The Company may prepay the Note. The Company’s shares of its subsidiary, Indo-Pacific Resources (JAVA) Ltd. and the proceeds due to the Company under the Company’s interest in the Bawean Production Sharing Contract, shall be held in trust as security for payments under the Note. Upon payment defaults, Enterprise shall have certain rights with respect to the shares and the proceeds as set forth in the Settlement Agreement. The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the attached Exhibit 99.1.

Due to the Settlement Agreement, the case has been dismissed with prejudice and without costs to any party under the Order of Discontinuance dated January 6, 2006. Accordingly, the case will be closed. A copy of the Order of Discontinuance is attached as Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

	Number	Item
	99.1	Settlement Agreement dated January 6, 2006.
	99.2	Order of Discontinuance dated January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Oil & Gas, Inc.

Dated: January 12, 2006	By:	/s/ James B. Wensveen
Chief Executive Officer